SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 11, 2001

                             IBERIABANK CORPORATION
                             ----------------------
               (Exact name of Registrant as Specified in Charter)


            Louisiana                     0-25756                72-1280718
            ---------                     -------                ----------
  (State or Other Jurisdiction          (Commission           (I.R.S. Employer
        of Incorporation)               File Number)        Identification No.)


           1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (337) 365-2361
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On April 11, 2001, the Registrant issued a press release announcing earnings of $3.5 million for the first quarter ended March 31, 2001. A copy of the press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         Exhibit 99.1 Press Release dated April 11, 2001, with respect to the Registrant's unaudited financial results for the first quarter ended March 31, 2001.

Item 9.  Regulation FD Disclosure
---------------------------------

     On April 11, 2001, the Registrant confirmed comfort with its previously stated range of $2.36 to $2.41 per share for 2001 fully diluted EPS.

     The Registrant announced that during the first quarter of 2001, a favorable rate environment provided the opportunity to reduce market risk by selling securities totaling $76 million from the Registrant's portfolio at a minimal loss of $6,000. A portion of the funds generated through these sales were used to reduce borrowings and purchase municipal and short-term corporate securities. Excess funds are invested overnight and will be used to fund future loan growth and additional purchases of securities. The Registrant will continue to monitor market conditions for additional opportunities.

     The Registrant also disclosed that total nonperforming assets (nonaccrual, 90 plus days past due and OREO) at March 3l, 2001, were $9.0 million, compared to $8.0 million at December 31, 2000. The higher level of nonperforming loans was due entirely to an increase in debt to a single credit relationship, which has been nonperforming and is in bankruptcy. The additional loan was structured as debtor-in-possession financing and was made to finance the purchase of a building to improve the Registrant's collateral position on the existing obligation. If the property is not sold by a date set by the court, the Registrant will take the property over through the foreclosure process and pursue its sale directly. Without consideration of this nonperforming loan, total nonperforming assets would have declined during the quarter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        IBERIABANK CORPORATION



DATE:  April 11, 2001                   By:/s/  Daryl G. Byrd
       --------------                      -------------------------------------
                                           Daryl G. Byrd
                                           President and Chief Executive
                                           Officer